SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MARKETWATCH.COM, INC.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

April 30, 2002

To Our Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of MarketWatch.com, Inc. to be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Friday, May 31, 2002 at 10:00 a.m., Pacific Daylight Time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2002 Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of MarketWatch.com, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at our 2002 Annual Meeting of Stockholders.

Sincerely,

Lawrence S. Kramer
Chairman and Chief Executive Officer

MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

___________________

NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of MarketWatch.com, Inc. will be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Friday, May 31, 2002 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1. To elect directors of MarketWatch.com, Inc., each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2. To approve an amendment to our 1998 Directors Stock Option Plan to increase the number of shares of common stock reserved for issuance under this plan by an aggregate of 50,000 shares.

3. To approve an amendment to our 1998 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under this plan by an aggregate of 1,500,000 shares.

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2002.

5. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Joan P. Platt
Secretary

San Francisco, California
April 30, 2002

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage- paid envelope so that your shares may be represented at the Annual Meeting.

MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

___________________

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

___________________

April 30, 2002

The accompanying proxy is solicited on behalf of the board of directors of MarketWatch.com, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held at MarketWatch.com's corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Friday, May 31, 2002 at 10:00 a.m., Pacific Daylight Time. Only holders of record of our common stock at the close of business on April 12, 2002, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 16,839,746 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of the Annual Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 6, 2002. Our annual report and Form 10-K for the fiscal year ended December 31, 2001 are enclosed with this proxy statement.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date. An automated system administered by our transfer agent will tabulate votes cast by proxy. A representative of our transfer agent will act as our inspector of elections for the Annual Meeting and will tabulate the votes cast in person at the Annual Meeting.

Vote Needed for a Quorum, Effect of Abstentions and Broker "Non-Votes"

A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Under the General Corporation Law of the State of Delaware, as it relates to determining the presence of a quorum at the Annual Meeting, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present. For proposals other than the election of directors presented at the Annual Meeting, abstentions are counted as shares present and entitled to be voted and will have the same effect as a "no" vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. For proposals presented at the Annual Meeting, broker "non-votes" will have no effect on the outcome because broker "non-votes" are not counted as shares present and entitled to be voted with respect to the proposals.

Vote Required to Approve the Proposals

With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy, at the Annual Meeting, and entitled to vote on the election of directors. Abstentions and broker "non-votes" will have no effect on the outcome of the election of directors. Approval and adoption of Proposals No. 2, No. 3 and No. 4 require the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy, at the Annual Meeting and abstentions will have the same effect as "no" votes on Proposals No. 2, No. 3 and No. 4, but broker "non-votes" will have no effect. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any of the other proposals by the stockholders.

Postponement or Adjournment of Meeting

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more postponements or adjournments of the Annual Meeting to permit further solicitations of proxies. Any such postponement or adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting. If you choose to vote by proxy, then the proxy card you submit will continue to be valid at any postponement or adjournment of the Annual Meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, or in person. No additional compensation will be paid to these individuals for any such services. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

  a written instrument delivered to us stating that the proxy is revoked;

  a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

  attendance at the Annual Meeting and voting in person.

Please note, however, that your attendance at the Annual Meeting, after having executed and delivered a valid proxy card, will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting. Please note, further, that if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect each director to hold office until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until such director's earlier resignation or removal. At the meeting, 13 nominees will be elected to be our 13 directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve or for good cause will not serve as a director.

Pursuant to a stockholders' agreement entered into in January 1999, in connection with our reorganization from a limited liability company to a corporation, Pearson International Finance Ltd., or Pearson, and CBS Broadcasting Inc., or CBS, each have the right to designate candidates for election to the board. The number of candidates which each may currently designate is equal to the product of:

  the percentage held by each of CBS and Pearson of our outstanding shares of common stock and the number of authorized members of our board of directors,

rounded up to the nearest whole number. Further, each of CBS and Pearson are obligated to vote the shares of common stock held by it for the other's designated candidates.

In addition, so long the amended and restated license agreement that we have entered into with CBS remains in effect, CBS also has the right to nominate at least one candidate to our board of directors, regardless of the percentage held by it of our outstanding shares of common stock.

Directors/Nominees

The names of the nominees for election to our board of directors at the Annual Meeting, and information about each of them, are included below.

Name	Age	Principal Occupation	Director Since
Lawrence S. Kramer	52	Chairman of the Board of Directors and Chief Executive Officer of MarketWatch.com	1997
Andrew Heyward	51	President, CBS News	1998
Robert H. Lessin	47	Chairman, SoundView Ventures	1999
Daniel Mason	51	President, Infinity Radio Group	1999
Russell I. Pillar	36	President and Chief Executive Officer, Viacom Interactive Ventures	2000
Stephen Hill	41	Chief Executive Officer, Financial Times Group	2000
John Makinson	47	Finance Director, Pearson plc	2000
Peter Glusker	40	Senior Vice President, Viacom Interactive Ventures	2000
Giles Spackman	37	Finance Director, Financial Times Group	2000
Christie Hefner	49	Chairman and Chief Executive Officer, Playboy Enterprises, Inc.	2001
Barry Herstein	40	Senior Vice President and Chief Marketing Officer, Financial Times Group	2001
Jeffrey F. Rayport	42	Chief Executive Officer, Marketspace LLC (a Monitor Group company)	2001
Jonathan May	35	Senior Vice President, Triarc Companies, Inc.	2001

Mr. Kramer has served as Chief Executive Officer and a member of the board of directors of MarketWatch.com since October 1997, and is the founder of MarketWatch.com. On November 15, 1999, Mr. Kramer was elected Chairman of the board. From February 1994 until October 1997, Mr. Kramer served as Vice President for News and Sports of Data Broadcasting Corporation. Mr. Kramer spent more than twenty years in journalism, including serving as a financial reporter, Metro Editor and Assistant Managing Editor of The Washington Post, and most recently serving as Executive Editor of the San Francisco Examiner. He has been a recipient of National Press Club, Gerald E. Loeb and Associated Press Awards. During Mr. Kramer's tenures at The Washington Post and the San Francisco Examiner, his staffs at each paper won a Pulitzer Prize. Mr. Kramer holds a B.S. degree in Journalism from Syracuse University and an M.B.A. degree from the Harvard Business School. Mr. Kramer was a founding board member of the Online Press Association in 2001.

Mr. Heyward has served as a member of our board of directors since March 1998. Mr. Heyward has served as President of CBS News since January 1996. From October 1994 until January 1996, he was Executive Producer of "CBS Evening News with Dan Rather" and Vice President of CBS News. Prior to that time, Mr. Heyward developed the CBS News primetime series, "48 Hours", and served as its first Executive Producer. Mr. Heyward holds a B.A. degree in history and literature from Harvard University.

Mr. Lessin has served as a member of our board of directors since February 1999. Mr. Lessin has served as Chairman of SoundView Ventures since October 2001. Mr. Lessin served as Chairman of SoundView Technology Group, Inc. from April 1998 through October 2001. Mr. Lessin also served as Chief Executive Officer of SoundView Technology Group, Inc. from April 1998 through February 2001. Mr. Lessin served as Vice Chairman of Salomon Smith Barney from June 1993 to March 1998, where he was head of its Investment Banking Division from June 1993 to January 1997. Prior to joining Salomon Smith Barney, Mr. Lessin spent 16 years with Morgan Stanley in a number of positions, including Managing Director, Vice Chairman of Morgan Stanley's Investment Banking Operating Committee, and Chairman of their Strategic Planning Committee. Mr. Lessin serves on the board of iParty Corp. Mr. Lessin holds a B.A. degree in applied physics and economics from Harvard College and an M.B.A. degree from the Harvard Business School.

Mr. Mason has served as a member of our board of directors since February 1999. Mr. Mason has served as President of Infinity Radio Group, which was formerly known as CBS Radio, since November 1995 and is responsible for the operation of the group's approximately 184 stations. Mr. Mason holds a B.S. degree in broadcasting from Eastern Kentucky University and was named outstanding alumnus in 1995.

Mr. Pillar has served as a member of our board of directors since February 2000. He has served as President and Chief Executive Officer of Viacom Interactive Ventures and its predecessor company, CBS Internet Group, since its formation in January 2000. Mr. Pillar also has served as Managing Partner of Critical Mass Ventures LLC, an Internet-focused venture capital firm, since October 1991. From November 1998 to January 2000, Mr. Pillar served as President, Chief Executive Officer, and a Director of Richard Branson's Virgin Entertainment Group, Inc., a diversified international entertainment content retailer. From September 1997 to August 1998, Mr. Pillar served as President and Chief Executive Officer of Prodigy Internet, an Internet service provider, and served as a member of Prodigy's board of directors, including serving as its Vice Chairman, from October 1996 to February 2000. From December 1993 to September 1996, Mr. Pillar served as President, Chief Executive Officer, and a Director of Precision Systems, Inc., an international telecommunications software provider. In addition to his service on a number of boards of private emerging media and technology companies including Playboy.com, Inc., Mr. Pillar serves as a director of SportsLine.com, Inc. Mr. Pillar graduated Phi Beta Kappa, cum laude, with an A.B. from Brown University.

Mr. Hill has served as a member of our board of directors since April 2000. Mr. Hill has served as the Chief Executive Officer of the Financial Times Group Ltd., a London-based publisher of business and financial news, since April 1998 and is a member of the Pearson Management Committee. From January 1996 to April 1998, Mr. Hill was Chief Executive Officer of Financial Times Ltd., the publisher of the Financial Times newspaper. From June 1995 to January 1996, Mr. Hill served as Chief Executive Officer of Westminster Press Ltd., the UK regional newspaper publishing subsidiary of Pearson plc, an international media group. Mr. Hill is Chairman of the board of Interactive Data Corporation and serves on the board of directors of Royal Sun Alliance Insurance Group, plc. Mr. Hill holds an M.A. degree in law from Cambridge University.

Mr. Makinson has served as a member of our board of directors since April 2000. Mr. Makinson has served as Group Financial Director at Pearson, plc since April 1996. Mr. Makinson has served as Chairman of The Penguin Group since December 2001. Prior to this, from January 1994 to January 1996, Mr. Makinson served as Managing Director at Financial Times Limited, the publisher of the Financial Times newspaper. Mr. Makinson holds an M.A. degree from Cambridge University.

Mr. Glusker has served as a member of our board of directors since April 2000. Mr. Glusker has served as Senior Vice President of Viacom Interactive Ventures, formerly CBS Internet Group, since February 2000. Prior to this, from November 1999 through February 2000, Mr. Glusker was Managing Partner of The Accelerator Group, LLC, an Internet investment company. From September 1998 to November 1999, Mr. Glusker was self-employed as an Internet industry consultant. From February 1996 to September 1998, Mr. Glusker held a number of positions with Prodigy Communications Corporation, an Internet service provider, most recently as Senior Vice President, Business Development. Mr. Glusker also serves on the board of Hollywood Media Corp. Mr. Glusker holds a B.A. degree from Wesleyan University and an M.B.A. degree from Stanford University.

Mr. Spackman has served as a member of our board of directors since July 2000. Mr. Spackman has served as Finance Director of the Financial Times Group Ltd. since July 2000. Prior to this, from July 1999 through June 2000, Mr. Spackman was Group Strategy and Development Director of Pearson, plc. From March 1996 through June 1999, Mr. Spackman was Chief Financial Officer and Chief Operating Officer for the EMEA (Europe, Middle East, and Africa) division of Time, Inc. From September 1991 through March 1996, Mr. Spackman was a consultant at McKinsey & Company. Mr. Spackman serves on the board of Interactive Data Corporation. Mr. Spackman holds a M.A. degree in Politics, Philosophy and Economics from Oxford University and an M.B.A. degree from the Harvard Business School.

Ms. Hefner has served as a member of our board of directors since April 2001. Ms. Hefner has served as Chairman of the Board and Chief Executive Officer of Playboy Enterprises, Inc., since November 1988. Ms. Hefner is Chairman of the Board of Playboy.com. Ms. Hefner also serves on the board of directors of the Magazine Publishers Association and Canyon Ranch Health Resorts. Ms. Hefner graduated Phi Beta Kappa, summa cum laude, with a B.A. degree in English and American Literature from Brandeis University.

Mr. Herstein has served as a member of our board of directors since April 2001. Mr. Herstein has served as Senior Vice President and Group Marketing Director for the Financial Times Group Ltd. since March 2000. Prior to this, Mr. Herstein was the Managing Director of Consumer Marketing for Citibank, N.A. from March 1998 through November 1999. From March 1991 through February 1998, Mr. Herstein held a variety of positions at Avon Products, Inc., most recently Group Vice President, Marketing. Mr. Herstein holds a B.S./B.A. in finance and marketing from Boston University and an M.B.A. degree from the London Business School.

Dr. Rayport has served as a member of our board of directors since June 2001. Dr. Rayport has served as Chief Executive Officer of Marketspace LLC (a Monitor Group company) since May 1999. Prior to this, Dr. Rayport was a faculty member in the Service Management Unit at Harvard Business School; he joined the School's faculty in the Marketing Unit in September 1991. Dr. Rayport took a leave of absence from Harvard Business School in September 1998. Dr. Rayport serves on the boards of directors of Andrews McMeel Universal, Be Free, Inc., Global Sports, Inc. and International Data Group. Dr. Rayport earned an A.B. from Harvard College, an M.Phil. in International Relations at the University of Cambridge, an A.M. in the History of American Civilization and a Ph.D. in Business History at Harvard University.

Mr. May has served as a member of our board of directors since June 2001. Mr. May has served as Senior Vice President of Triarc Companies, Inc. since February 2001, as well as Chairman of the Triarc Restaurant Group. Prior to this, Mr. May served as Chief Executive Officer of the Triarc Restaurant Group from July 1999 through January 2001 and served as Vice President of Triarc Restaurant Group from August 1996 through June 1999. Mr. May holds a B.A. in Government from Cornell University.

Board Meetings and Board Committees

Board Meetings

The board met seven times, including telephone conference meetings, and took six actions by written consent during 2001. No director attended fewer than 75% of the aggregate of the total number of meetings of the board held during the period for which such director was a director and the total number of meetings held by all committees of the board on which such director served during the period that such director served, except Messrs. Makinson and Mason, who attended three and five board meetings, respectively.

Board Committees

Our board of directors has an audit committee, a compensation committee and a mergers & acquisitions committee.

Audit Committee. The audit committee has the responsibility to review our audited financial statements and accounting practices, and to consider and recommend the employment of, and approve the fee arrangements with, independent auditors for both audit functions and for advisory and other consulting services. The audit committee is currently comprised of Ms. Hefner and Messrs. May and Rayport. The audit committee met five times, including telephone conference meetings during 2001.

Compensation Committee. The compensation committee reviews and approves the compensation and benefits for our key executive officers, administers our employee benefit plans and makes recommendations to the board regarding such matters. The compensation committee is currently comprised of Messrs. Heyward, Hill and Rayport. The compensation committee met three times and took action by written consent four times during 2001.

Mergers & Acquisitions Committee. The mergers & acquisitions committee investigates and reviews potential business transactions with companies to further our business strategy and goals. The mergers & acquisitions committee is currently comprised of Messrs. Glusker, May and Spackman. The mergers & acquisitions committee met once during 2001.

Director Compensation

Cash Compensation

Our directors do not receive any cash fees for their service on our board or any board committees, but are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings.

1998 Directors Stock Option Plan

For a description of our Directors Plan, please see Proposal No. 2

In April 2001, we granted an option under our Directors Plan to purchase 10,000 shares of our common stock at an exercise price of $3.00 per share, the fair market value of our common stock at the date of grant, to Ms. Christie Hefner. In May 2001, we granted an option to Ms. Hefner under our Directors Plan to purchase 2,000 shares of common stock at $2.87 per share, the fair market value of our common stock at the date of grant.

In June 2001, we granted to each of Messrs. May and Rayport an option under our Directors Plan to purchase 10,000 shares of our common stock at an exercise price of $2.85 per share, the fair market value of our common stock at the date of grant.

In May 2001, we granted an option to Mr. Lessin under our Directors Plan to purchase 2,000 shares of common stock at $2.87 per share, the fair market value of our common stock at the date of grant. In July 2001, in connection with the voluntary stock option exchange program, Mr. Lessin cancelled the above-referenced option in full and additionally cancelled options to purchase 10,000 and 2,000 shares of common stock priced at $62.50 and $21.00, respectively, in exchange for an option granted in January 2002 to purchase 9,000 shares of our common stock at an exercise price of $4.03 per share, the fair market value of our common stock at the date of grant.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Messrs. Heyward, Hill and Rayport. Mr. Heyward is the President of CBS News, and Mr. Hill is the Chief Executive Officer of the Financial Times Group, an affiliate of Pearson. See "Certain Relationships and Related Transactions" for a discussion of the company's relationship with each of CBS and Pearson.

No interlocking relationship exists between members of our compensation committee and the members of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

ADOPTION OF AMENDMENT TO OUR 1998 DIRECTORS STOCK OPTION PLAN

The following is a summary of the principal provisions of our 1998 Directors Stock Option Plan. This summary is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix A.

Plan History

In September 1998, our board adopted, and our stockholders subsequently approved, our 1998 Directors Stock Option Plan. The total number of shares of common stock initially reserved for issuance under the Directors Plan was 50,000 shares. As of March 31, 2002, options to purchase 41,000 shares of our common stock were outstanding under the Directors Plan and 9,000 shares remained available for future grant.

Proposed Amendment to the Directors Stock Option Plan

In January 2002, the board approved an amendment to the Directors Plan to increase the total number of shares issuable under the Directors Plan by 50,000 shares. This amendment to increase the total number of shares issuable under the Directors Plan to 100,000 shares, is the subject of this proposal. The board believes that the increase in the number of shares reserved under the Directors Plan proposed by this amendment is necessary in order to enable us to continue to use the grant of stock options to retain and attract qualified directors.

We have no current plans or proposals to award any specific portion of the additional options authorized under this proposal to any specific director other than the automatic annual grants specified by the Directors Plan.

Shares Subject to the 1998 Directors Stock Option Plan

Administration. Our board administers the Directors Plan. The board has the authority to construe and interpret any of the provisions of the Directors Plan or any awards granted thereunder.

Eligibility. The Directors Plan authorizes the award of stock options to our directors who are not our employees or employees of any parent, subsidiary or affiliate, including;

  venture capital funds that hold our voting stock;

  corporate investors holding more than 10% of our voting stock;

  CBS or its affiliates; or

  Pearson or its affiliates.

As of March 31, 2002, four directors were eligible to participate in the Directors Plan.

Stock Options. The Directors Plan provides for the grant of nonqualified stock options, or NQSOs. The maximum term of options granted under the Directors Plan is 10 years. Awards granted under the Directors Plan generally vest as to one-third of the total shares subject to the option on each of the first three anniversaries of the date of grant. Options granted under the Directors Plan generally expire seven months after the termination of the optionee's service, except in the case of death or disability, in which case the options generally may be exercised for up to 12 months following the date of death or termination of service due to disability. Unless otherwise determined by our board, an option is not transferable by a director, other than by will or the laws of descent and distribution and is exercisable during the director's lifetime only by the director or by the director's guardian or legal representative.

Initial Grant and Succeeding Grants. Each eligible director who becomes a member of our board will automatically be granted an option to purchase 10,000 shares. At each annual meeting of stockholders, each eligible director will automatically be granted an additional option to purchase 2,000 shares if he or she has served continuously as a member of our board since the date of such director's initial grant.

Mergers, Consolidations and Change of Control. If we are dissolved or liquidated or experience a change in control transaction, outstanding options will vest in full and will be exercisable for seven months after the event. After that time, any unexercised options will expire.

Amendment of the Plan. Our board may at any time amend or terminate the Directors Plan, provided that the board may not amend or terminate any outstanding option without the consent of the optionee.

Federal Income Tax Information

The following is a general summary as of the date of this proxy statement of the federal income tax consequences to us and participants under the Directors Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Directors Plan.

Nonqualified Stock Options. A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount will be treated as ordinary income by the participant and may be subject to income tax and FICA withholding by MarketWatch.com by payment in cash. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all, or a portion, of the exercise price is paid by tendering shares of common stock.

Tax Treatment of MarketWatch.com. We will be entitled to a deduction in connection with the exercise of a NQSO by a participant to the extent that the participant recognizes ordinary income.

ERISA

The Directors Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

Stockholders are being asked to approve an additional 50,000 shares to be reserved under the Directors Plan. The benefits or amounts that will be received by or allocated to the eligible directors under the Directors Plan will not change as a result of the proposed amendment and remain fixed, as described above. The following table sets forth the option grants that were made during the year ended December 31, 2001 under the Directors Plan to:

  our Chief Executive Officer and four other most highly compensated executive officers for the year ended December 31, 2001;
  all current executive officers, as a group;
  all current directors who are not executive officers, as a group; and
  all employees, including officers who are not executive officers, as a group.

The applicable regulations require that we disclose options granted under the plan to the individuals and groups included in the table below. Please note, however, that the Directors Plan only provides for grants to directors (as described above). Therefore, our executives and employees are not eligible to receive grants under the Directors Plan.

Name and Position	Weighted Average Exercise Price	Number of Shares
Lawrence S. Kramer Chairman and Chief Executive Officer	-	-
Joan P. Platt Chief Financial Officer	-	-
Scott Kinney Executive Vice President, Licensing	-	-
Scot McLernon Executive Vice President, Advertising Sales & Marketing	-	-
William Bishop Executive Vice President & General Manager	-	-
All current executive officers as a group (7 Persons)	-	-
All current directors who are not executive officers as a group (12 Persons)	$2.90	34,000
All employees, including officers who are not executive officers, as a group	-	-

THE BOARD RECOMMENDS A VOTE FOR INCREASING THE NUMBER
OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
UNDER THE 1998 DIRECTORS STOCK OPTION PLAN BY 50,000 SHARES.

PROPOSAL NO. 3

ADOPTION OF AMENDMENT TO OUR 1998 EQUITY INCENTIVE PLAN

The following is a summary of the principal provisions of our 1998 Equity Incentive Plan, or the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix B.

Plan History

In September 1998, our board adopted, and our stockholders subsequently approved, our 1998 Equity Incentive Plan. The total number of shares of common stock initially reserved for issuance under the Incentive Plan was equal to 1,450,000 less 986,250 shares subject to outstanding options granted outside of an employee benefit plan, for a total of 463,570 shares. In December 1999, January 2000 and February 2000, the board adopted amendments to the Incentive Plan increasing the number of shares reserved for issuance under the Incentive Plan by an aggregate of 1,600,000 shares. Our stockholders approved this amendment in May 2000. The Incentive Plan will terminate in January 2009, unless terminated sooner in accordance with the terms of the Incentive Plan. As of March 31, 2002, options to purchase 2,375,454 shares of common stock were outstanding under the Incentive Plan or subject to options granted outside of an employee benefit plan, described above, and 407,948 shares remained available for future grant under the Incentive Plan.

Proposed Amendment to the Equity Incentive Plan

In April 2002, the board approved an amendment to the Incentive Plan to increase the total number of shares issuable under the Incentive Plan by 1,500,000 shares. This amendment to the Incentive Plan to increase the total number of shares issuable under the Incentive Plan to 4,550,000 shares, is the subject of this Proposal. The board believes that the increase in the number of shares reserved under the Incentive Plan proposed by this amendment is necessary in order to enable us to continue to use the grant of stock options and other awards to retain and attract qualified employees and to encourage stock ownership by Incentive Plan participants, thereby aligning the interests of our employees with those of our stockholders.

We have no current plans or proposals to award any specific portion of the additional options authorized under this proposal to any specific person or class of persons.

Shares Subject to the Equity Incentive Plan

An aggregate of 4,550,000 shares of our common stock will be reserved by the board for issuance under the Incentive Plan, if the amendment under this Proposal is approved. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. Shares will again be available for grant and issuance under the Incentive Plan that:

  are subject to issuance upon exercise of an option granted before the adoption of the Incentive Plan, including shares subject to options granted by our predecessor business, or granted under the Incentive Plan that cease to be subject to that option for any reason other than the exercise of that option;

  have been issued upon the exercise of an option granted under the Incentive Plan as to which our right of repurchase has not lapsed and are subsequently repurchased by us;

  are subject to an award granted under the Incentive Plan that is forfeited or that we repurchase; or

  are subject to stock bonuses granted under the Incentive Plan that otherwise terminate without shares being issued.

Administration. Our compensation committee administers the Incentive Plan. Subject to the terms of the Incentive Plan, the compensation committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of each such award. The compensation committee has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder. Grants of options to purchase up to 1,200 shares of our common stock per $10,000 of each employee's salary may be authorized by our Chief Executive Officer and Chief Financial Officer and ratified by the compensation committee.

Eligibility. The Incentive Plan authorizes the award of options, restricted stock awards and stock bonuses. Our employees, officers, directors and consultants, and employees of any of our subsidiaries and affiliates, are eligible to receive awards under the Incentive Plan. No person is eligible to receive more than 400,000 shares of common stock in any calendar year under the Incentive Plan, other than new employees who are eligible to receive up to a maximum of 500,000 shares of common stock in the calendar year in which they commence their employment with us. As of March 31, 2002, approximately 195 persons were eligible to participate in the Incentive Plan.

Stock Options. The Incentive Plan provides for the grant of both incentive stock options, or ISOs, that qualify under Section 422 of the Internal Revenue Code, and nonqualified stock options, or NQSOs. ISOs may be granted only to employees of MarketWatch.com or of a parent or subsidiary. NQSOs and all awards other than ISOs may be granted to our employees, officers, directors and consultants. The exercise price of ISOs must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the common stock on the date of grant. The maximum term of options granted under the Incentive Plan is 10 years. Awards granted under the Incentive Plan generally vest as to one-third of the total shares subject to the option on each of the first three anniversaries of the date of grant. Options granted under the Incentive Plan generally expire three months after the termination of the optionee's service, except in the case of death or disability, in which case the options generally may be exercised for up to 12 months following the date of death or termination of service due to disability. Options will generally terminate immediately upon termination for cause.

Restricted Stock Awards. The compensation committee may grant restricted stock awards to purchase stock either in addition to or together with other awards under the Incentive Plan, under terms, conditions and restrictions as the compensation committee may determine. The purchase price for these awards must be no less than 85% of the fair market value of our common stock on the date of the award. In the case of an award granted to a 10% stockholder, the purchase price must be 100% of fair market value. To date, we have not granted any restricted stock awards.

Stock Bonus Awards. The compensation committee may grant stock bonus awards either in addition to or together with other awards under the Incentive Plan, under such terms, conditions and restrictions as the compensation committee may determine. To date, we have not granted any stock bonus awards.

Mergers, Consolidations and Change of Control. If we are dissolved or liquidated or experience a change in control transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. If a successor corporation does not assume or substitute the awards, they will expire upon the effectiveness of the transaction. The compensation committee, in its discretion, may provide that the vesting of any or all awards will accelerate prior to the effectiveness of the transaction.

Amendment of the Plan. Our board may at any time amend or terminate the Incentive Plan, including an amendment of any form of award agreement or instrument to be executed under the Incentive Plan. However, the board may not amend the Incentive Plan in any manner that requires stockholder approval under the Internal Revenue Code, the regulations under the Internal Revenue Code, the Securities Exchange Act or Rule 16b-3 or its successor under the Securities Exchange Act.

Federal Income Tax Information

The following is a general summary as of the date of this proxy statement of the federal income tax consequences to us and participants under the Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Incentive Plan.

Incentive Stock Options . A participant will not recognize income upon grant of an ISO and will not incur tax on its exercise, unless the participant is subject to the alternative minimum tax described below. The Internal Revenue Service recently issued proposed regulations that would subject participants to withholding at the time participants exercise an ISO for Social Security, Medicare and other payroll taxes (not including income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of ISOs on or after January 1, 2003. If the participant holds the stock acquired upon exercise of an ISO, or the ISO shares, for one year after the date the option was exercised and for two years after the date the option was granted, the participant generally will realize capital gain or loss, rather than ordinary income or loss, upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

If the participant disposes of ISO shares prior to the expiration of either required holding periods, which is called a disqualifying disposition, then gain realized upon the disposition, up to the difference between the fair market value of the ISO shares on the date of exercise, or, if less, the amount realized on a sale of the shares, and the option exercise price, generally will be treated as ordinary income. Any additional gain will be treated as a long or short-term capital gain, depending on whether the ISO shares were held for more than one year.

Alternative Minimum Tax . The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax, or "AMT." If a disqualifying disposition of the ISO shares occurs in the same calendar year as an exercise of the ISO, there is no AMT adjustment with respect to those shares. Special rules apply where all or a portion of the exercise price is paid by tendering shares of common stock.

Nonqualified Stock Options . A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount will be treated as ordinary income by the participant and may be subject to income tax and FICA withholding by MarketWatch.com, either by payment in cash or withholding out of the participant's salary. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as long or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise. Special rules apply where all, or a portion, of the exercise price is paid by tendering shares of common stock.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed.

Recipients of restricted stock may make an election under Section 83(b) of the Internal Revenue Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Tax Treatment of MarketWatch.com. We will be entitled to a deduction in connection with the exercise of a NQSO by a participant or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as MarketWatch.com withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. We will be entitled, in the year of the disqualifying disposition, to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as MarketWatch.com withholds the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

ERISA

The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

Stockholders are being asked to approve a total of 1,500,000 additional shares to be reserved under the Incentive Plan. The number of shares subject to option grants to be made under the Incentive Plan in 2002 to the individuals or groups of individuals listed in the table below, and the prices at which such grants will be made, are not determinable. The following table sets forth the option grants that were made during the year ended December 31, 2001 under the Incentive Plan to:

  our Chief Executive Officer and four other most highly compensated executive officers for the year ended December 31, 2001;
  all current executive officers, as a group;
  all current directors who are not executive officers, as a group; and
  all employees, including officers who are not executive officers, as a group.

Name and Position	Weighted Average Exercise Price	Number of Shares
Lawrence S. Kramer Chairman and Chief Executive Officer	$2.63	200,000
Joan P. Platt Chief Financial Officer	-	-
Scott Kinney Executive Vice President, Licensing	-	-
Scot McLernon Executive Vice President, Advertising Sales & Marketing	-	-
William Bishop Executive Vice President & General Manager	-	-
All current executive officers as a group (7 Persons)	$2.98	400,000
All current directors who are not executive officers as a group (12 Persons)	-	-
All employees, including officers who are not executive officers, as a group	$3.17	572,010

THE BOARD RECOMMENDS A VOTE FOR INCREASING THE NUMBER
OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
UNDER THE EQUITY INCENTIVE PLAN BY 1,500,000 SHARES.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of our board has selected PricewaterhouseCoopers LLP to perform the audit of our financial statements for the year ending December 31, 2002, and our stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee assists the board of directors in its oversight of MarketWatch.com, Inc.'s (or "MarketWatch's") financial accounting and reporting processes and systems of internal controls. The committee also evaluates the performance and independence of MarketWatch's independent auditors. The audit committee operates under a written charter, which was adopted on June 6, 2000, by the audit committee. A copy of the audit committee charter was attached as an appendix to our 2001 proxy statement.

Currently, our audit committee consists of Ms. Hefner and Messrs. May and Rayport, all of whom are "independent" as defined by the National Association of Securities Dealers listing standards.

MarketWatch's financial and senior management supervise its systems of internal controls and the financial reporting process. MarketWatch's independent auditors, PricewaterhouseCoopers LLP, perform an independent audit of MarketWatch's financial statements in accordance with generally accepted accounting principles and issue a report on these financial statements. The audit committee monitors these processes. However, members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent accountants.

The audit committee has reviewed MarketWatch's audited financial statements for the fiscal year ended December 31, 2001 and has met with both the management of MarketWatch and its independent auditors to discuss the financial statements. MarketWatch's management represented to the audit committee that its audited financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee also discussed with MarketWatch's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received from MarketWatch's independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with MarketWatch's independent auditors the independence of that firm. The audit committee has also considered whether the provision of non-audit services by MarketWatch's independent auditors is compatible with maintaining the independence of the independent auditors.

Based on the audit committee's discussions with the management of MarketWatch and MarketWatch's independent auditors and based on the audit committee's review of MarketWatch's audited financial statements together with the report of MarketWatch's independent auditors on the financial statements and the representations of MarketWatch's management with regard to these financial statements, the audit committee recommended to MarketWatch's board of directors that the audited financial statements be included in MarketWatch's annual report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

During the fiscal year ended December 31, 2001, the aggregate fees billed by MarketWatch's independent auditors, PricewaterhouseCoopers LLP, for professional services were as follows:

  Audit Fees. PricewaterhouseCoopers LLP billed $129,500 for services in connection with the audit of MarketWatch's financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in MarketWatch's quarterly reports on Form 10- Q;

  Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not perform any professional services related to financial information systems design and implementation or any other consulting services; and

  All Other Fees. PricewaterhouseCoopers LLP billed $48,000 for all other services, which consisted of tax services.

Submitted by the Audit Committee

Christie Hefner
Jonathan May
Jeffrey F. Rayport

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our common stock as of March 31, 2002 by:

  each stockholder who is known by us to be the beneficial owner of more than 5% of our common stock;

  our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers at the end of 2001;

  each of our directors; and

  our directors and executive officers as a group.

The percentage ownership is based on 16,839,746 shares of our common stock outstanding at March 31, 2002. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of March 31, 2002, are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for each director and executive officer listed below is c/o MarketWatch.com, Inc., 825 Battery Street, San Francisco, California 94111.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders:
CBS Broadcasting, Inc. (1) Westinghouse CBS Holding Company, Inc. (1) Viacom Inc. (1) NAIRI, Inc. (2) National Amusements, Inc. (2) Sumner Redstone (2) (3)	5,636,814	33.5%
Pearson International Finance Ltd. 80 Strand London, WC2R 0RL England	5,636,814	33.5
Directors and Executive Officers:
Lawrence S. Kramer (4)	250,719	1.5
Joan P. Platt (5)	12,518	*
Scott Kinney (6)	56,650	*
Scot McLernon (7)	68,334	*
William Bishop (8)	87,538	*
Andrew Heyward	-	*
Robert H. Lessin	-	*
Daniel Mason	-	*
Russell I. Pillar	-	*
Stephen Hill	-	*
John Makinson	-	*
Peter Glusker	-	*
Giles Spackman	-	*
Christie Hefner (9)	3,333	*
Barry Herstein	-	*
Jonathan May	-	*
Jeffrey F. Rayport	-	*
All 17 directors and executive officers as a group (10)	479,092	2.8

________

* Represents ownership of less than 1% of our common stock.

(1) The address for CBS Broadcasting Inc. ("CBSBI"), Westinghouse CBS Holding Company, Inc. ("W/ CBS HCI") and Viacom Inc. ("Viacom") is 1515 Broadway, New York, New York 10036.

(2) The address for NAIRI, Inc. ("NAIRI"), National Amusements, Inc. ("NAI") and Mr. Redstone is 200 Elm Street, Dedham, Massachusetts 02026.

(3) This information is based on a Schedule 13D, filed with the Securities and Exchange Commission on May 15, 2000, which was jointly filed by CBSBI, W/ CBS HCI, Viacom, NAIRI, NAI and Sumner M. Redstone. The shares are indirectly held by W/ CBS HCI through its ownership of 100% of the outstanding stock of CBSBI and are indirectly held by Viacom through its ownership of 100% of the outstanding stock of W/ CBS HCI. Approximately 68% of Viacom's voting stock is owned by NAIRI, which in turn is a wholly owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone as Mr. Redstone is the Chairman of the Board and the beneficial owner of a controlling interest in NAI.

(4) Includes 219,999 shares subject to options held by Mr. Kramer that are exercisable within 60 days of March 31, 2002.

(5) Includes 8,333 shares subject to options held by Ms. Platt that are exercisable within 60 days of March 31, 2002.

(6) Represents 56,650 shares subject to options held by Mr. Kinney that are exercisable within 60 days of March 31, 2002.

(7) Includes 68,333 shares subject to options held by Mr. McLernon that are exercisable within 60 days of March 31, 2002.

(8) Includes 77,666 shares subject to options held by Mr. Bishop that are exercisable within 60 days of March 31, 2002.

(9) Represents 3,333 shares subject to options held by Ms. Hefner that are exercisable within 60 days of March 31, 2002.

(10) Includes 434,314 shares subject to options that are exercisable within 60 days of March 31, 2002.

EXECUTIVE COMPENSATION

The following table presents information concerning the compensation earned for services rendered to us and our predecessor business in all capacities during 1999, 2000 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001.

Summary Compensation Table

Long Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Securities Underlying Options
Lawrence S. Kramer Chairman and Chief Executive Officer	2001 2000 1999	$300,683 274,992 217,500	$150,000 137,500 112,500	200,000 40,000 100,000
Joan P. Platt Chief Financial Officer	2001 2000 1999	261,949 250,841 9,230	97,500 75,000 -	- 25,000 150,000
Scott Kinney (3) Executive Vice President of Licensing	2001 2000 1999	239,110 155,400 67,213	45,938 77,500 27,100	- 25,000 -
Scot McLernon (4) Executive Vice President of Advertising Sales and Marketing	2001 2000 1999	253,844 626,341 513,305	22,968 - -	- 50,000 -
William Bishop Executive Vice President and General Manager	2001 2000 1999	191,400 155,400 128,750	57,000 68,200 54,000	- 110,000 -

________

(1) The salaries include a nominal parking allowance.

(2) Bonuses are reported in the fiscal year in which they are earned.

(3) Mr. Kinney's salary for 2001 includes a commission which approximates 35% of his base salary and is based on Mr. Kinney meeting certain sales goals for the year.

(4) Mr. McLernon's salaries include a living expense allowance up to $15,000 per year, as well as a commission in an amount that approximates 0.3% of our advertising and sponsorship sales for the respective fiscal year. For more information, see "Employment Agreements and Offer Letters with Executive Officers − Mr. Scot McLernon."

Option Grants In Fiscal 2001

The following table presents information regarding the grant of stock options under our 1998 Equity Incentive Plan during 2001 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001. The options become exercisable with respect to one-third of the total shares subject to the option on each of the first three anniversaries of the grant date. The options have a term of 10 years.

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

  multiplying the number of shares of common stock subject to a given option by the market price per share of our common stock on the date of grant;

  assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10 year term of the option; and

  subtracting from that result the aggregate option exercise price.

We granted options to purchase an aggregate of 572,010 shares of common stock to all employees during 2001. Options are granted at an exercise price equal to the fair market value of our common stock at the time of grant. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The closing price per share of our common stock as reported on the Nasdaq National Market on December 31, 2001, the last trading day of fiscal 2001, was $3.29.

Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	In Fiscal 2001	Per Share	Date	5%	10%
Lawrence S. Kramer	200,000	35.0%	$ 2.63	10/27/2010	$ 545,813	$ 1,180,683
Joan P. Platt	-	-	-	-	-	-
Scott Kinney	-	-	-	-	-	-
Scot McLernon	-	-	-	-	-	-
William Bishop	-	-	-	-	-	-

Aggregated Option Exercises in Fiscal 2001 Option Values at December 31, 2001

The following table presents for our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2001 and the number and year-end value of exercisable and unexercisable options for the year ended December 31, 2001. The value of in-the-money options shown in the table below reflects the positive difference between the exercise price of each outstanding stock option and $3.29, the closing sale price per share of our common stock on December 31, 2001 as reported on the Nasdaq National Market.

	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Exercise	Realized	Vested	Unvested	Vested	Unvested
Lawrence S. Kramer	-	-	219,999	260,001	-	$132,000
Joan P. Platt	-	-	8,333	16,667	-	-
Scott Kinney	-	-	45,167	28,150	-	-
Scot McLernon	-	-	68,333	16,667	-	-
William Bishop	-	-	77,666	23,334	-	-

No compensation intended to serve as incentive for performance to occur over a period longer than one year was paid pursuant to a long-term incentive plan during 2001 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001. We do not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001.

In June 2001, we offered a voluntary stock option exchange program that provided our employees and directors the opportunity to cancel certain stock options to purchase our common stock, in exchange for new options to purchase 75% of the shares subject to the cancelled options six months and one day after the options were cancelled. The new options were granted on January 22, 2002 at the then fair market value of our common stock. Options to purchase approximately 2.7 million shares were eligible for the exchange program. On July 18, 2001, we cancelled options to purchase approximately 989,000 shares, and granted new options to purchase approximately 725,000 shares on January 22, 2002. The table below provides information concerning the stock options covered by the exchange offer for our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2001.

Voluntary Stock Option Exchange Program

Name and Principal Position	Date	Securities Underlying Number of Options/ SARs Cancelled or Amended (#)	Securities Underlying Number of Options/ SARs Received Pursuant to the Exchange (#)	Market Price of Stock at Time of Cancellation or Amendment ($)	Exercise Price at Time of Cancellation or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Cancellation or Amendment (in months)
Lawrence S. Kramer Chairman and Chief Executive Officer	__	__	__	__	__	__	__
Joan P. Platt Chief Financial Officer	07/18/2001	150,000	112,500	$2.65	$39.88	$4.03	100
Scott Kinney Executive Vice President of Licensing	07/18/2001	33,548	25,161	$2.65	$10.54	$4.03	89
Scot McLernon Executive Vice President of Advertising Sales and Marketing	07/18/2001	25,000	18,750	$2.65	$39.75	$4.03	103
William Bishop Executive Vice President and General Manager	07/18/2001	75,000	56,250	$2.65	$39.75	$4.03	103

Employee Benefit Plans

Options Granted Outside of an Employee Benefit Plan

From October 1997 to January 1999, we issued options to purchase membership interests in our predecessor business which was organized as a limited liability company. In connection with the conversion of our predecessor business into a corporation, outstanding options were assumed by us and now represent the right to purchase shares of common stock rather than membership interests in the predecessor business. Each option was converted into an option to purchase common stock based upon a ratio of 1,000 shares of common stock for each 0.01% membership interest. The options to purchase membership interests outstanding on January 14, 1999 were converted into options to purchase 986,250 shares of common stock. Shares covered by any of these outstanding options granted outside of an employee benefit plan that expire unexercised become available again for grant under the 1998 Equity Incentive Plan.

1998 Equity Incentive Plan

For a description of our Incentive Plan, please see Proposal No. 3.

1998 Directors Stock Option Plan

For a description of our Directors Plan, please see Proposal No. 2.

2000 Employee Stock Purchase Plan

In July 2000, our board adopted our 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Our stockholders approved the adoption of the Stock Purchase Plan in November 2000. Under the Stock Purchase Plan, we will grant options to eligible employees to purchase shares of our common stock during specified offering periods, which are described further below. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

Our board initially reserved 500,000 shares of common stock for issuance under the Stock Purchase Plan. In addition, on each January 1 during the term of the Stock Purchase Plan, the aggregate number of shares of our common stock reserved for issuance will be automatically increased by a number of shares equal to the number of shares purchased under the Stock Purchase Plan in the preceding calendar year, subject to reduction by our board. The number of shares reserved for issuance will be proportionately adjusted to reflect stock splits, stock dividends and other similar events. The Stock Purchase Plan will continue until the earliest to occur of its termination by the board; the issuance of all of the shares of our common stock reserved for issuance under the Stock Purchase Plan; or July 12, 2010, ten years from the date our board adopted the Stock Purchase Plan.

Administration. Our compensation committee administers the Stock Purchase Plan. Our compensation committee has authority to resolve questions relating to the interpretation and application of the Stock Purchase Plan.

Eligibility to Participate. Our employees are eligible to participate in an offering period under the Stock Purchase Plan. In addition, our board may designate parent corporations or subsidiary corporations that are eligible to participate in the Stock Purchase Plan, which are referred to as participating subsidiaries. Employees of these participating subsidiaries are also eligible to participate in an offering period under the Stock Purchase Plan. However, the following are not eligible to participate:

  employees who are not employed by us or a participating subsidiary before the beginning of the offering period;

  employees who are customarily employed for 20 hours or less per week;

  employees who are customarily employed for five months or less in a calendar year;

  persons who provide services to us as an independent contractor but who have been classified as common law employees for any reason other than federal income and employment tax purposes; and

  employees who own, or as a result of being granted an option under the Stock Purchase Plan would own, stock or options to purchase stock, possessing 5% or more the total combined voting power or value of all classes of our stock or any participating subsidiaries.

As of March 31, 2002, approximately 195 persons would be eligible to participate in the Stock Purchase Plan.

Offering Periods. Each offering period under the Stock Purchase Plan is a period of six months, commencing on February 15 and August 15 of each year and ending on August 14 and February 14 of each year, respectively. The first business day of each offering period is referred to as the offering date for that offering period and the last business day of each offering period is referred to as the purchase date for that offering period. Our compensation committee can change the offering dates, the purchase dates or the length of the offering period without stockholder approval if this change is announced prior to the relevant offering period.

Participation in the Stock Purchase Plan. Employees enroll in the Stock Purchase Plan by submitting a subscription agreement to us before the beginning of the designated offering period. Upon enrollment, the participating employee is granted an option to purchase shares of our common stock. During the designated offering period, participating employees accumulate the purchase price of the shares through regular payroll deductions. The participating employee sets the rate of the payroll deductions, which may not be less than 1% nor greater than 15% of the employee's total cash compensation, excluding any deductions from the employee's cash compensation under Sections 125 or 401(k) of the Internal Revenue Code.

Once an employee enrolls in the Stock Purchase Plan, that employee will automatically participate in each succeeding offering period unless the employee withdraws from the Stock Purchase Plan or the employee's employment is terminated. After the rate of payroll deductions for an offering period has been set by the participating employee, that rate will continue to be effective for the remainder of the offering period, and for all subsequent offering periods in which the employee is automatically enrolled, unless the rate is changed by the employee. The participating employee may increase or decrease the rate of payroll deductions for any offering period, but no more than one change may be made during a single offering period. The participating employee may at any time elect to reduce payroll deductions to zero without withdrawing from the Stock Purchase Plan, but may not thereafter resume payroll deductions in that offering period.

The purchase price per share for stock that may be acquired in any offering period under the Stock Purchase Plan is 85% of the lesser of the fair market value of the shares on the offering date or the fair market value of the shares on the purchase date. The fair market value of a share of our common stock is deemed to be the closing price of our common stock on the Nasdaq National Market on the date of determination. As of February 14, 2002, the last day of the most recent offering period, the closing price of our common stock as reported on the Nasdaq National Market was $3.96 per share.

The number of whole shares a participating employee will be able to purchase in any offering period will be determined by dividing the amount of payroll deductions accumulated during the offering period by the purchase price per share determined as described above. The purchase will take place automatically on the purchase date for the offering period.

Termination of Participation in the Stock Purchase Plan. A participating employee may withdraw from an offering period by notifying us in writing of the withdrawal prior to the end of that offering period. Upon withdrawal, the employee's interest in the Stock Purchase Plan will terminate and any accumulated payroll deductions of the employee will be returned to the employee, without interest. The employee may not resume his or her participation in the Stock Purchase Plan during the same offering period, but may participate in a new offering period by filing a new subscription agreement with us authorizing payroll deductions. An employee's participation in the Stock Purchase Plan will also terminate upon termination of that employee's employment with us. Any accumulated payroll deductions of the employee will be returned to the employee, without interest. In addition, our board may terminate the Stock Purchase Plan at any time. If the board terminates the Stock Purchase Plan, any accumulated payroll deductions of the employee will be returned to the employee, without interest.

Mergers, Consolidation and Changes of Control. The Stock Purchase Plan provides that, in the event of our proposed dissolution or liquidation, the offering period will terminate immediately before the completion of the proposed action. Our compensation committee may fix a different date for termination of the Stock Purchase Plan and may give each participating employee the opportunity to purchase shares under the Stock Purchase Plan before the termination. The Stock Purchase Plan provides that, in the event of specified change of control transactions, the Stock Purchase Plan will continue for offering periods that began before the transaction, and shares will be purchased based on the fair market value of the surviving corporation's stock on the purchase date.

Amendment of the Stock Purchase Plan. Our board has the authority to amend, terminate or extend the term of the Stock Purchase Plan. However, a termination cannot affect options previously granted under the Stock Purchase Plan, and an amendment may not make any change in an option to purchase shares previously granted which would adversely affect the right of any participating employee. An amendment requires stockholder approval if the amendment would increase the number of shares that may be issued under the Stock Purchase Plan or change the designation of the employees, or class of employees, eligible for participation in the Stock Purchase Plan.

Employment Agreements and Offer Letters with Executive Officers

Mr. Lawrence S. Kramer. We entered into an employment agreement with Mr. Lawrence S. Kramer, our Chief Executive Officer, effective as of July 1, 2001. Mr. Kramer's employment agreement provides for a base salary of $300,000 from July 1, 2001 through December 31, 2001 and $315,000 from January 1, 2002 through June 30, 2004. Mr. Kramer is also eligible to receive an annual bonus of up to 100% of his annual base salary. The employment agreement has a term of three years.

If Mr. Kramer's employment is terminated without cause (as defined in his employment agreement), or he resigns because of a constructive termination (as defined in his employment agreement), he will be entitled to receive an amount payable in equal monthly installments equal to the greater of:

  his then applicable base salary for a period of twelve months plus the target bonus for the year in which the termination occurs; or

  his then applicable base salary and target bonus for the remainder of the term of the agreement; and

  acceleration of all vesting for the shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in each option

If Mr. Kramer's employment is terminated because of a change in control (as defined in his employment agreement), he will be entitled to receive an acceleration of all of the shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in each option

Ms. Joan P. Platt. We entered into an employment agreement with Ms. Joan P. Platt, our Chief Financial Officer, effective as of December 20, 1999. Ms. Platt's employment agreement provides for a base salary of $260,000 through December 20, 2001 and $275,000 through December 20, 2002. Ms. Platt is also eligible to receive an annual bonus of up to 50% of her annual base salary. The employment agreement has a term of three years.

If Ms. Platt's employment is terminated without cause (as defined in her employment agreement) or she resigns because of a constructive termination (as defined in her employment agreement), she will be entitled to receive:

  an amount equal to the then-current base salary, payable in twelve monthly installments; and

  acceleration of vesting for the shares subject to a specified option grant held by her, such option will remain exercisable for the remainder of the periods specified in the option

Within six months after a change in control (as defined in her employment agreement), if Ms. Platt's employment is terminated without cause, (as defined in her employment agreement), or she resigns because of a constructive termination (as defined in her employment agreement) she will be entitled to receive:

  a lump sum payment in the amount of the then-current base salary plus the target bonus for the current year, which would equal $412,500 based on Ms. Platt's current base salary; and

  acceleration of the vesting for the shares subject to a specified option held by her, such option will remain exercisable for the remainder of the periods specified in the option.

Mr. William Bishop. We entered into an employment agreement with Mr. William Bishop, our Executive Vice President and General Manager, effective October 2, 2000. Mr. Bishop's employment agreement provides for a base salary of $170,500, subject to annual increase at the discretion of the board during the term of the agreement. In December 2001, the board of directors approved an increase in Mr. Bishop's base salary to $195,000. Mr. Bishop is also eligible to receive an annual bonus of up to 40% of his annual base salary. The employment agreement has a term of three years.

If Mr. Bishop's employment is terminated without cause (as defined in his employment agreement) or he resigns because of a constructive termination (as defined in his employment agreement), Mr. Bishop will be entitled to receive:

  an amount equal to the then-current base salary, payable in twelve monthly installments; and

  acceleration of vesting for all of the shares subject to the options held by him, such options will remain exercisable for the remainder of the periods specified in each option.

Within twelve months after a change in control (as defined in his employment agreement), if Mr. Bishop's employment is terminated without cause (as defined in his employment agreement), or he resigns because of a constructive termination (as defined in his employment agreement), Mr. Bishop will be entitled to receive:

  a lump sum payment in the amount of the then-current base salary plus the target bonus for the current year, which would equal $273,000 based on Mr. Bishop's current base salary; and

  acceleration of vesting for all of the shares subject to the options held by him, such options will remain exercisable for the remainder of the periods specified in each option.

Mr. Scott Kinney. In connection with our acquisition of BigCharts Inc. in June 1999, Scott Kinney, our Executive Vice President of Licensing, entered into an employment agreement with BigCharts, effective as of June 9, 1999. Mr. Kinney's employment agreement provides for an annual base salary of $155,000 per year, with an increase of five percent in each successive year, and an annual bonus of up to 40% of his base salary. The term of this agreement is five years, and this period will be extended automatically as of the third anniversary for a period of one year, unless either party gives notice of an intent not to renew the agreement. In December 2000, the board of directors approved an increase in Mr. Kinney's base salary to $175,000 and a target commission of up to 35% of his base salary

If Mr. Kinney is terminated without cause (as defined in his employment agreement) or he voluntarily terminates his employment for good reason (as defined in his employment agreement), Mr. Kinney will be entitled to receive:

  six months additional salary, payable in six equal installments; and
  acceleration of vesting for the shares subject to specified options held by him, such options will remain exercisable for the remainder of the periods specified in each option.

If he is terminated for other cause (as defined in his employment agreement), he will be entitled to receive acceleration of all of the shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in each option.

Within six months of a change in control (as defined in his employment agreement), if he terminates his employment for good reason or is terminated without cause, he will be entitled to receive:

  a lump sum equal to one year's salary and bonus; and
  acceleration of vesting for all of the shares subject to specified options held by him, such options will remain exercisable for the remainder of the periods specified in each option.

Mr. Scot McLernon. Mr. McLernon, our Executive Vice President of Advertising Sales and Marketing, has an employment offer letter dated December 30, 1997, which provides for a current base salary of $95,000. In July 2001, the board of directors approved an increase in Mr. McLernon's base salary to $175,000. In addition, Mr. McLernon was entitled to receive a commission in 2001 in the amount of 0.3% of our advertising and sponsorship sales. He will be entitled to receive a commission in 2002 in an amount that approximates 0.3% of our advertising and sponsorship sales. We have also agreed to reimburse Mr. McLernon's expenses, up to $15,000 per year, for working in San Francisco, California.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The compensation committee of our board administers our executive compensation program. The current members of the compensation committee are Messrs. Andrew Heyward, Stephen Hill and Jeffrey F. Rayport. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. None of Messrs. Heyward, Hill or Rayport has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of our executive officers and other key employees, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. Grants of options to purchase up to 1,200 shares of our common stock per $10,000 of an employee's salary may be authorized by our Chief Executive Officer and Chief Financial Officer and subject to ratification by the compensation committee. Our compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to us and with which we compete for executive personnel;

  annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

  long-term stock-based incentive awards which focus our executive officers on increasing stockholder value and strengthen the mutuality of interests between our executive officers and stockholders.

Executive Compensation

Base Salary. Salaries for executive officers for 2001 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards. We have established a management incentive plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The compensation committee administers this plan with regard to all executive officers. In 2001, the compensation committee determined and paid bonuses to executives for performance based on the achievement of certain of these goals and objectives.

Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of our stockholders and encourages executive officers to remain employed by us. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed by us for the period required for the shares to vest.

We grant stock options in accordance with our 1998 Equity Incentive Plan. In 2001, stock options were granted to certain executive officers to more closely align their interests with those of our stockholders and also as incentives for them to become employees or to aid in the retention of executive officers. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact our results, past performance or consistency within the officer's peer group. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally become exercisable over a three-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant. In 2001, the compensation committee considered these factors. Other than the 200,000 stock options granted pursuant to Mr. Kramer's new employment agreement, the compensation committee did not approve stock option grants to any of the four most highly compensated executives in 2001.

Also during 2002, the compensation committee granted options in exchange for options that had been cancelled in 2001 under a program called the "Exchange Program," as explained below in the "Report of the Compensation Committee on the Voluntary Stock Option Exchange Program."

Chief Executive Officer Compensation

Mr. Kramer's base salary, target bonus, bonus paid and long- term incentive awards for 2001 were determined by the compensation committee in accordance with a new employment agreement described in "Employment Agreements and Offer Letters with Executive Officers", as well as in a manner consistent with the factors described above for all executive officers and were based on the achievement of certain of those factors.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that options granted by our predecessor business outside of any stock option plans and grants made under the 1998 Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to meet the requirements for deductibility under Section 162(m) unless the compensation committee feels that such compliance would not be in the best interest of MarketWatch.com or its stockholders.

Submitted by the Compensation Committee

Andrew Heyward
Stephen Hill
Jeffrey F. Rayport

REPORT OF THE COMPENSATION COMMITTEE ON THE VOLUNTARY STOCK OPTION EXCHANGE PROGRAM

During 2002, the compensation committee granted options in exchange for options that had been cancelled in 2001 under an "Offer to Exchange" (or the "Exchange Program"). Under the Exchange Program, MarketWatch.com employees were given the opportunity to exchange options that were granted to them prior to January 18, 2001 under the 1998 Equity Incentive Plan, the Restated Concerto Technologies, Inc. 1995 Stock Plan, the 1998 Directors Stock Option Plan and certain options granted outside a MarketWatch.com option plan to purchase common stock, for 75% of the number of shares of common stock subject to the options exchanged. The new options were granted on January 22, 2002 and have an exercise price equal to the market price on that date. The options vest as to one-third of the total shares subject to the options on each of the first three anniversaries of the date of exchange, July 18, 2001. One member of MarketWatch.com's Board of Directors, Mr. Lessin, was eligible for the Exchange Program. All other active employees who had received stock options prior to January 18, 2001 in the plans mentioned above were also eligible.

The compensation committee approved the Exchange Program because it determined the Exchange Program to be desirable to incentivize and retain employees and in the best interests of the Company and its stockholders.

Submitted by the Compensation Committee

Andrew Heyward
Stephen Hill
Jeffrey F. Rayport

See a tabular presentation concerning the stock options covered by the Voluntary Stock Option Exchange Program for our Chief Executive Officer and our four other most highly compensated executive officers who were serving as officers at the end of 2001 in the section entitled "Executive Compensation."

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative stockholder return on our common stock, the Nasdaq Composite Index and the Chase H&Q Internet Index. The graph assumes that $100 was invested (including the reinvestment of any dividends) in our common stock, the Nasdaq Composite Index and the Chase H&Q Internet Index on January 15, 1999, the date of our initial public offering, and calculates the annual return through December 31, 2001. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

	MarketWatch.com	Nasdaq Composite Index	Chase H&Q Internet Index
1/15/99	$100.00	$100.00	$100.00
12/31/99	37.44	173.29	272.56
12/31/00	3.08	105.21	105.06
12/31/01	3.37	83.06	67.60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed $60,000 and in which any of our directors or executive officers or holders of more than 5% of our common stock or any member of the immediate family of these persons had or will have a direct or indirect material interest other than (1) the compensation agreements with our executive officers, which are described where required in "Executive Compensation," and (2) the transactions described below.

Amended and Restated License Agreement with CBS

We entered into an amended and restated license agreement with CBS in January 1999, which superseded and replaced an original license agreement with CBS, under which CBS grants us a non-exclusive license to utilize the CBS marks "CBS®" and the CBS "eye" design for use in connection with the operation of our web site. Under the original and amended agreements, CBS also grants us a license to use current CBS Television News content related to business and financial news on our web site, excluding sponsorships under the original agreement. We paid CBS a royalty based on amounts received for advertising on our site. We agreed with CBS to amend the terms of the original license agreement to modify the royalty rate, extend the term of the license and modify the amount of the CBS advertising commitment and the non-competition provisions.

Term. The amended and restated license agreement will expire on October 29, 2005.

Royalties. Under the agreement, we will pay CBS, through October 29, 2005:

  8% of Gross Revenues up to and including $50.0 million; and

  6% of Gross Revenues in excess of $50.0 million.

Gross Revenues means gross operating revenues that are derived from an Internet service or Web site that:

  provides information or services of a financial nature; or

  uses the CBS trademarks licensed to MarketWatch.com.

Gross Revenue excludes revenues from Interactive Data Corporation ("IDC"), a subsidiary of Pearson, an amount equal to certain commissions paid to sales representatives and an amount equal to certain revenues attributable to an acquired company's results of operations for the 12 months prior to the acquisition.

Control of Content by CBS. Under the amended and restated license agreement, CBS retained significant editorial control over the use and presentation of CBS television news content and the CBS logo. For example:

  we must conform to CBS's guidelines for the use of its trademarks;

  CBS has the right to approve all materials, such as marketing materials, which include any CBS trademarks; and

  CBS has control over the visual and editorial presentation of its television news content on the CBS.MarketWatch.com Web site.

As a result of these provisions, CBS will have the ability to prevent us from displaying content on the CBS.MarketWatch.com Web site which it deems inappropriate and from producing materials, such as marketing materials, which it does not approve. This control by CBS could prevent us from engaging in desired marketing activities or from being perceived as an independent news organization, either of which could adversely affect our brand awareness and brand name.

Termination if CBS Competitors Acquire Our Securities. CBS will be able to terminate our right to use the CBS name, logo and news content in the event that:

  a competitor of CBS directly or indirectly beneficially owns 15% or more of our outstanding common stock or voting power; or

  if we issue to a CBS competitor a number of voting securities or actively participate in the acquisition by a CBS competitor, such that after the issuance or acquisition, such CBS competitor beneficially owns 9% or more of our voting securities.

The mere acquisition by a CBS competitor of an interest in Pearson that causes a change of control of Pearson, as defined in the stockholders' agreement described below, shall not be deemed to constitute the acquisition of an ownership interest in the absence of other facts demonstrating ownership of an interest in us.

Other Grounds for Termination. The amended and restated license agreement will also be subject to termination if we:

  breach a material term or condition of the amended and restated license agreement;

  become insolvent or subject to bankruptcy or similar proceedings; or

  discontinue using the MarketWatch mark and do not establish a substitute mark acceptable to CBS in its sole discretion.

Non-Competition Provisions. Under the terms of the amended and restated license agreement, CBS is not permitted to license or authorize another to license the use of the CBS logo or name to others in connection with promoting any other Internet Service or Web site in the U.S. that has as its primary function and its principal theme and format the delivery of comprehensive real-time or delayed stock market quotations and financial news in the English language to consumers, which we refer to as a Business Site. The following activities would not be prohibited:

  licensing its logo or name to a Web site or Internet service that delivers general news, sports or entertainment, with a financial news segment or portion included;

  licensing its name or logo to a Web site or Internet service outside the U.S.;

  licensing its name or logo to Web sites that provide stock price ticker displays on the site;

  any activity conducted by CBS and/or its affiliates prior to CBS's signing the amended and restated license agreement;

  any activities of non-CBS owned television and radio station affiliates;

  any Internet services in which CBS has an interest prior to signing the amended and restated license agreement;

  any activity of Westwood One, Inc. if such activity does not produce a substantial portion of its revenues from a Business Site; or

  any transmissions of any signal of any type by and through CBS's cable television operations.

As a result, if CBS were to license its name and logo to another Web site or Internet service that delivers general news, sports or entertainment and that also delivers financial news, and CBS is not prohibited from doing so pursuant to the amended and restated license agreement, such other Web site or service could be competitive with our Web site.

Also, CBS is not prohibited from licensing its news content to, or investing in, another Web site or Internet service, regardless of the theme of that Web site or Internet service.

Under our amended and restated license agreement, we expensed approximately $2.8 million in 2001.

Amended and Restated Services Agreement with IDC

We entered into an amended and restated services agreement with DBC, now known as IDC, in January 1999, which superseded and replaced an original services agreement with IDC, under which IDC provided us with a variety of support and hosting services. Under the original agreement, IDC also agreed to make subscriber payments on a per subscriber basis for users of IDC's PC- based and Quotrek real-time quotes and to pay us a fee based upon net revenues from subscriptions to MarketWatch RT and MarketWatch LIVE. We agreed with IDC to amend the terms of the original services agreement to extend the term, provide for agreed upon network performance standards, and grant non- exclusive licenses to use IDC's trademark and data feeds. There were no material changes to the economic terms of the original services agreement.

Services Provided. Under the amended and restated services agreement, IDC will, upon request:

  provide us with any employees needed to operate our business;

  handle billing and collections for our subscription products;

  provide computer programming and engineering services;

  provide delayed commodities and stock data feeds as well as certain other data feeds free of charge; and

  provide communications Web site hosting services pursuant to certain performance standards.

These services will be provided at IDC's out-of-pocket cost. We did not use any of these services in 2001. IDC will also continue to make the subscriber payments, described above, except with respect to certain of IDC's commercial subscribers. The term of the amended and restated services agreement will expire on October 29, 2005. However, IDC's obligation to make the subscriber payments will expire in October 2002.

We received $1.4 million in revenue from IDC in the year ended December 31, 2001 for per-subscriber payments for users of IDC's PC-based and Quotrek real-time quotes under the amended and restated services agreement. Direct charges from IDC for subscription revenues for certain IDC data feeds were $136,000 for the year ended December 31, 2001. Currently, IDC does not provide similar services to any other third party.

Non-Competition Provisions. The amended and restated services agreement does not contain any exclusivity provisions or non- competition provisions. For example, IDC could:

  provide Web sites hosting services to other Web sites;

  provide content or data to other Web sites including MarketWatch RT and MarketWatch LIVE; or

  sell its services through other Web sites.

Stockholders' Agreement with CBS and IDC/Pearson

We entered into a stockholders' agreement with IDC and CBS in January 1999.

CBS Advertising Commitments. The parties agreed to reduce the advertising commitment provided for in a contribution agreement entered into by us, IDC and CBS in October 1997 from a $50.0 million aggregate rate card amount of advertising and promotion to an aggregate rate card amount of $30.0 million during the period from October 29, 1997 through October 29, 2002 in return for a reduction in the percentage royalty to be paid to CBS under the amended and restated license agreement. This advertising commitment is subject to termination upon termination of the amended and restated license agreement, in which event, CBS shall make a termination payment in the amount of $500,000 per month for each full calendar month remaining from the termination through October 2002. The $30.0 million contribution was delivered in full by June 30, 2000. Under the terms of the stock purchase agreement that was entered into with CBS in March 2000, CBS agreed to provide an additional $30.0 million in advertising during the period from March 1, 2000 through May 5, 2002. In March 2002, $460,000 of the remaining advertising was extended to December 31, 2002. As of March 31, 2002, CBS had delivered approximately $25.0 million in promotion and advertising under this commitment. Advertising and promotion will be carried or displayed on CBS Television Network programming, programming on CBS owned-and-operated television stations and Infinity radio stations and/or Viacom Outdoor advertising.

Board Members. The stockholders' agreement also provides that CBS and Pearson each have the right to nominate a number of candidates to the board of directors based upon the percentage of our outstanding voting securities then held by them, rounded up to the nearest whole number. So long as the amended and restated license agreement is in effect, CBS shall have the right to appoint at least one member to our board of directors, regardless of its percentage ownership of our common stock.

Right of First Refusal. Pursuant to the stockholders' agreement, each of CBS and Pearson has a right of first refusal in the event that either party desires to sell any of our securities held by it to a third party. In addition, each of CBS and Pearson will have the right to purchase from us additional shares of our common stock, or our other voting securities or securities convertible into or exchangeable for common stock, if we propose to issue additional securities. In such a case, they would be able to purchase an amount, subject to certain limitations, necessary to maintain their then current percentage ownership, not to exceed their percentage ownership interest immediately after the closing of our initial public offering, which was 38.3%.

If a competitor of CBS directly or indirectly acquires more than 30% of the voting power of Pearson or substantially all of Pearson's assets at a time when Pearson beneficially owns at least 10% of our outstanding common stock, CBS may within 45 days either:

  Purchase all of our securities held by Pearson; or
  Require Pearson to place these securities in a trust, which would then dispose of the securities with a view to maximizing the sale price while disposing of such shares as promptly as reasonably practicable.

Pearson would forfeit its board representation in either event. We cannot predict which option, if any, CBS would elect in such an event.

Non-Competition Provisions for Pearson. Pearson has agreed that until October 29, 2005 and subject to certain exceptions:

  it will not, nor will it authorize or permit another to, sell advertising on any other Web site that has as its primary function and its principal theme and format the delivering of comprehensive real-time or delayed stock quotations and financial news in the English language to consumers; and

  it will not use the Internet to sell real-time stock- quotes in "snapshot" form.

Therefore, Pearson would be permitted to:

  sell advertising on a general news, sports or entertainment Web site with a financial news segment;

  provide data or content to any other Web site, regardless of its theme so long as it was not selling data and content that was real-time snap-quotes;

  host any other Web site; or

  invest in any other Web site so long as it held less than 5% of any stock or less than 10% of the indebtedness of that company.

Our Non-Competition Obligations. In addition, we have agreed, except through Pearson, not to sell any product or service that offers streaming real-time stock price quotes. This obligation expires on October 29, 2005 or, at such earlier time:

  as the amended and restated services agreement has terminated;

  upon the occurrence of a change of control of Pearson, as defined in the stockholders' agreement; or

  at such time as Pearson shall hold less than 10% of our then-outstanding voting securities.

Registration Rights Agreement with CBS and IDC/Pearson

We entered into a registration rights agreement with CBS and IDC/Pearson in January 1999. At any time after July 13, 1999, either of CBS or Pearson may demand that we file a registration statement under the Securities Act covering all or a portion of the shares of our common stock held by either of them, their affiliates or certain transferees. However, the securities to be registered must have a reasonably anticipated aggregate public offering price of at least $3.0 million. CBS and Pearson may each effect two such demand registrations.

CBS and Pearson may request that we file a registration statement on Form S-3, covering all or a portion of the shares of our common stock held by either of them, their affiliates or certain transferees, provided that the aggregate public offering price is at least $1.0 million. CBS and Pearson can each request one Form S-3 registration per year.

These registration rights will be subject to our right to delay the filing of a registration statement in certain circumstances, not more than once in any 12-month period, for not more than 120 days.

In addition, CBS and Pearson will have certain "piggyback" registration rights. If we propose to register any of our common stock under the Securities Act, other than in connection with the registration rights noted above, CBS and Pearson may require us to include all or a portion of their securities in such registration. However, the managing underwriter, if any, of any such offering has certain rights to limit the number of securities proposed to be included in such registration.

We would bear all registration expenses incurred in connection with these registrations. Each of CBS and Pearson would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of its securities.

The registration rights of CBS and Pearson under the registration rights agreement will terminate when that company may sell all its shares in a three-month period under Rule 144 promulgated under the Securities Act.

Other Relationship with IDC

Pursuant to several insertion orders, IDC purchased approximately $123,000 of advertising from us in 2001.

Other Relationship with CBS

In the year ended December 31, 2001, we recognized revenue of $2.6 million from CBS for television and radio programming on CBS stations, and incurred expenses of $1.5 million for the production and distribution of television and radio programming provided by CBS.

Office Lease with CBS

Since April 1, 1998, we have occupied space in a CBS facility in San Francisco, California. We paid CBS a monthly rent of approximately $6,000 for this space prior to September 1, 1998 for approximately 4,500 square feet. On August 27, 1998, we entered into a lease with CBS with respect to an additional 7,000 square feet of space at the same facility. In January 2000, we entered into a lease with CBS with respect to an additional 14,000 square feet of space at the same facility, amending all of our San Francisco leases with CBS to expire in March 2008. We are obligated to pay monthly rent of approximately $85,000 in the aggregate through the expiration date. We are also obligated to pay our proportionate share of all electricity, heating, ventilation and air conditioning costs for the leased premises.

In January 2000, we signed a lease which commenced in June 2000 to occupy approximately 7,400 square feet in a CBS facility in New York. We are obligated to pay monthly rent of approximately $18,000 until June 2005, at which time the rent will increase to approximately $20,000 per month for the remaining five years of the lease. In addition, CBS provides office space at various locations for our sales and news personnel. We pay them an aggregate monthly rent of approximately $6,000 for an aggregate of approximately 2,000 square feet.

During 2001, we paid CBS approximately $1.1 million in aggregate rent payments.

Joint Venture Agreement with Financial Times Group

In January 2000, we entered into a joint venture agreement with the Financial Times Group, an affiliate of Pearson Overseas Holdings, Ltd., one of our principal stockholders, to establish Financial Times MarketWatch.com (Europe) Limited, an Internet provider of real time business news, financial programming and analytical tools. Under the agreement, we licensed our trademark and technology to the joint venture, contributed certain domain names and £500,000 in exchange for 500,000 shares of the joint venture. The Financial Times contributed trademarks for a royalty fee, would provide £15.0 million worth of rate card advertising over five years and contributed £500,000 in cash for 500,000 shares in the joint venture.

In October 2001, the Company signed a non-binding memorandum of understanding ("MOU") to transfer its ownership of the joint venture, FT Marketwatch.com, to the Financial Times Group. Since we no longer had a commitment to fund the joint venture, we reversed previously recorded losses of $645,000 during the three months ended September 30, 2001. In November 2001, we completed the sale and purchase agreement finalizing the transfer of ownership in the joint venture to the Financial Times Group. As part of the ownership transfer, we signed a transitional services agreement with the Financial Times Group under which we would migrate the technology developed for the joint venture Web site to the Financial Times Group for a fee. The agreement also assigned certain equipment to us that was owned by the joint venture. In addition, we signed a license agreement with the Financial Times Group under which it will provide content and tools for a monthly fee. We contributed an aggregate of $1.5 million to the joint venture in the year ended December 31, 2001.

Sale of Common Stock to IDC and CBS

In May 2000, we sold to each of IDC and CBS an additional 1,136,814 shares of our common stock. In exchange for the shares, IDC paid $43.0 million in cash, and CBS paid $13.0 million in cash and $30.0 million in rate card advertising and promotion over the next two years.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions with officers, directors and principal stockholders and their affiliates will continue to be approved by a majority of our board of directors, including a majority of the independent and disinterested directors of our board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

Our bylaws establish an advance notice procedure for stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by:

  our board of directors; or

  any stockholder entitled to vote who has delivered written notice to our Secretary no less than 60 days and no more than 90 days before May 31, 2003, the first anniversary of our 2002 Annual Meeting, which notice must contain specified information concerning the nominees and concerning the stockholder proposing the nominations; provided, however, that the foregoing notice requirements does not apply to (A) any stockholder holding at least twenty-five percent (25%) of our outstanding common stock or (B) any stockholder that has an agreement with us for the nomination of a person or persons for election to the board of directors.

The only business that will be conducted at an annual meeting of stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who, if applicable, has delivered timely written notice to our Secretary no less than 60 days and no more than 90 days before May 31, 2003, the first anniversary of our 2002 Annual Meeting. However, the foregoing notice requirement shall not apply to a stockholder holding at least 25% of our common stock or who has an agreement with us for the nomination of members of our board. Any required stockholder's notice must contain specified information concerning any proposed nominee for election or reelection as a director, concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has not notified us of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our Secretary at our principal executive offices.

The proxies to be solicited by our board of directors for the 2003 annual meeting of stockholders will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder's proposal for the meeting by March 17, 2003.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES ACT OF 1934

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe all Section 16(a) filing requirements for the year ended December 31, 2001 were met with the exception of the following: Mr. Kinney filed a late Form 4 reporting the cancellation of his options in connection with our voluntary stock option exchange program.

OTHER BUSINESS

The board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

COMMUNICATING WITH MARKETWATCH.COM

We have from time-to-time received calls from stockholders inquiring about the available means of communication with us. We thought that it would be helpful to describe these arrangements which are available for your use.

  If you would like to receive information about us, you may use one of these convenient methods:

1. To have information such as our latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report to Stockholders mailed to you, please call our Investor Relations Department at (415) 733-0500.

2. The investor relations page of our web site.

  If you would like to write to us, please send your correspondence to the following address:

MarketWatch.com, Inc.
Attention: Investor Relations
825 Battery Street
San Francisco, CA 94111
E-mail: investor_relations@marketwatch.com

  If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services at (800) 522-6645. You may also visit their web site at www.melloninvestor.com for step-by-step transfer instructions.

Of course, stockholders of record will continue to automatically receive the Annual Report to Stockholders and Proxy Statement by mail.

MarketWatch.com, Inc.
825 Battery Street
San Francisco, California 94111

_________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence S. Kramer and Joan P. Platt, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.01 par value, of MarketWatch.com, Inc. held of record by the undersigned on April 12, 2002, at the 2002 Annual Meeting of Stockholders to be held on May 31, 2002, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the board of director nominees and FOR Proposals No. 2, No. 3 and No. 4 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

☒ Please mark votes as in this example.

The board of directors unanimously recommends that you vote FOR the board of director nominees and FOR Proposals No. 2, No. 3 and No. 4.

1. Election of Directors.

Nominees:

Lawrence S. Kramer
Andrew Heyward
Robert H. Lessin
Daniel Mason
Russell I. Pillar
Stephen Hill
John Makinson
Peter Glusker
Giles Spackman
Christie Hefner
Barry Herstein
Jeffrey F. Rayport
Jonathan May

☐ FOR all nominees listed below except as marked.

☐ WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for any individual nominee, strike a line through that nominee's name:

(Reverse Side)

2. Proposal to amend the 1998 Directors Stock Option Plan to increase the number of shares of common stock reserved for issuance under this plan by an aggregate of 50,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Proposal to amend the 1998 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under this plan by an aggregate of 1,500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature: ___________________________	Date:_________________, 2002
Signature: ___________________________	Date:_________________, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
DATE, AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING
IN THE ENCLOSED ENVELOPE.

APPENDIX A

MARKETWATCH.COM, INC.

1998 DIRECTORS STOCK OPTION PLAN

As Adopted September 8, 1998

1. Purpose. This 1998 Directors Stock Option Plan (this "Plan") is established to provide equity incentives for certain nonemployee members of the Board of Directors of MarketWatch.com, Inc. (the "Company"), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

2. Adoption and Stockholder Approval. After this Plan is adopted by the Board of Directors of the Company (the "Board"), this Plan will become effective on the time and date (the "Effective Date") on which the registration statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register the initial public offering of the Company's Common Stock is declared effective by the SEC. This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

3. Types of Options and Shares. Options granted under this Plan shall be non-qualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

4. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "Maximum Number") is 50,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan; provided, however that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

5. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

6. Eligibility and Award Formula.

6.1 Eligibility. Options shall be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each such person referred to as an "Optionee"); provided, however, that representatives of (i) venture capital funds that hold voting stock of the Company; (ii) corporate investors holding more than 10% of the Company's voting stock; (iii) CBS Broadcasting Inc. or its Affiliates; and (iv) Data Broadcasting Corporation or its Affiliates shall not be eligible to be granted options under this Plan.

6.2 Initial Grant. Each Optionee who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 10,000 Shares (an "Initial Grant") on the later of the Effective Date or on the date such Optionee first becomes a member of the Board.

6.3 Succeeding Grants. At each Annual Meeting of the Company, each Optionee will automatically be granted an Option for 2,000 Shares (a "Succeeding Grant"), provided the Optionee is a member of the Board on such date and has served continuously as a member of the Board since the date of such Optionee's Initial Grant or, if such Optionee was ineligible to receive an Initial Grant, since the Effective Date.

7. Terms and Conditions of Options. Subject to the following and to Section 6 above:

7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

7.2 Vesting. The date an Optionee receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such Option.

(a) Initial Grants. Each Initial Grant will vest as to thirty-three and one-third percent (33-1/3%) of the Shares on each anniversary of the Start Date for such Initial Grant, so long as the Optionee continuously remains a director or a consultant of the Company.

(b) Succeeding Grants. Each Succeeding Grant will vest as thirty-three and one-third percent (33-1/3%) of the Shares on each anniversary of the Start Date for such Succeeding Grant, so long as the Optionee continuously remains a director or a consultant of the Company.

7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares, at the time that the Option is granted.

7.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the "Expiration Date"). The Option shall cease to vest when the Optionee ceases to be a member of the Board or a consultant of the Company. The date on which the Optionee ceases to be a member of the Board or a consultant of the Company shall be referred to as the "Termination Date". An Option may be exercised after the Termination Date only as set forth below:

(a) Termination Generally. If the Optionee ceases to be a member of the Board or a consultant of the Company for any reason except death of the Optionee or disability of the Optionee (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Optionee, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee no later than seven (7) months after the Termination Date, but in no event later than the Expiration Date.

(b) Death or Disability. If the Optionee ceases to be a member of the Board or a consultant of the Company because of the death of the Optionee or the disability of the Optionee (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Optionee to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) no later than twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

8. Exercise of Options.

8.1 Exercise Period. Subject to the provisions of Section 8.5 below, Options shall be exercisable as they vest; provided that the Committee may provide that such Options shall be immediately exercisable subject to repurchase in accordance with the vesting schedule set forth in Section 7.

8.2 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

8.3 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

8.4 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

8.5 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

(a) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

(b) The Committee may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

9. No transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise determined by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee.

10. Privileges of Stock Ownership. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

11. Adjustment of Option Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

12. No Obligation to Continue as Director. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

13. Compliance With Laws. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

14. Acceleration of Options on Certain Corporate Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all Optionees), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within seven months of the consummation of said event. Any options not exercised within such seven-month period shall expire.

15. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan or any outstanding option, provided that the Board may not terminate or amend the terms of any outstanding option without the consent of the Optionee. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

16. Term of Plan. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

17. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

17.4 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d) in the case of an Option granted on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Committee in good faith.

APPENDIX B

Marketwatch.com, Inc.

1998 EQUITY INCENTIVE PLAN

As Adopted September 8, 1998

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,450,000 Shares less a number of shares equal to the number of shares of the Company's Common Stock that are issuable upon exercise of non-plan options outstanding on the Effective Date ("Non-Plan Options"), plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any shares of the Company's Common Stock that are issuable upon exercise of Non-Plan Options that expire or become unexercisable for any reason without having been exercised in full will be available for grant and issuance under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 400,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 500,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance  Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7. STOCK BONUSES.

7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8. PAYMENT FOR SHARE PURCHASES.

8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

(1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9. WITHHOLDING TAXES.

9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

10. PRIVILEGES OF STOCK OWNERSHIP.

10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY  COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of  Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine; provided, however, that the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

"Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"Board" means the Board of Directors of the Company.

"Cause" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board.

"Company" means MarketWatch.com, Inc. or any successor corporation.

"Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

"Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

"Option" means an award of an option to purchase Shares pursuant to Section 5.

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Participant" means a person who receives an Award under this Plan.

"Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a) Net revenue and/or net revenue growth;

(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c) Operating income and/or operating income growth;

(d) Net income and/or net income growth;

(e) Earnings per share and/or earnings per share growth;

(f) Total stockholder return and/or total stockholder return growth;

(g) Return on equity;

(h) Operating cash flow return on income;

(i) Adjusted operating cash flow return on income;

(j) Economic value added; and

(k) Individual confidential business objectives.

"Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

"Plan" means this MarketWatch.com, Inc. 1998 Equity Incentive Plan, as amended from time to time.

"Restricted Stock Award" means an award of Shares pursuant to Section 6.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

"Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

"Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

"Vested Shares" means "Vested Shares" as defined in the Award Agreement.